UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2017

PerkinElmer, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-05075	04-2052042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

940 Winter Street, Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

781-663-6900

(Registrant’s telephone number, including area code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets

On December 19, 2017, PerkinElmer, Inc. (the “Company”) through its indirect, wholly owned subsidiary, PerkinElmer Germany Diagnostics GmbH (the “Company Sub”), completed its acquisition of EUROIMMUN Medizinische Labordiagnostika AG (“EUROIMMUN”) pursuant to the Share Sale and Transfer Agreement dated as of June 16, 2017 (as amended, the “Transfer Agreement”) by and among the Company, Prof. Dr. Winfried Stöcker (the “Controlling Shareholder”) and his affiliated investment holding company Stöcker Vermögensverwaltungsgesellschaft mbH & Co. KG (“Stöcker KG”). As of December 19, 2017, in accordance with the Transfer Agreement and German law, EUROIMMUN became an indirect subsidiary of the Company (the “Acquisition”).

In addition to the majority equity interest in EUROIMMUN held by the Controlling Shareholder and Stöcker KG that the Company Sub purchased for cash at the closing of the Acquisition, the Controlling Shareholder exercised option agreements previously entered into with a large majority of all other shareholders of EUROIMMUN resulting in such shareholders receiving the same price per share for their shares as was received by the Controlling Shareholder and Stöcker KG.

As a result of the Acquisition, the Company Sub acquired 99.7% of the outstanding equity interests of EUROIMMUN for a total net purchase price of approximately €1,200,000,000.

The foregoing description of the Transfer Agreement is qualified in its entirety by reference to the full text of the Transfer Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The financial statements required by this item are not being filed herewith. To the extent such information is required by this item, it will be filed with the Securities and Exchange Commission (the “SEC”) by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The pro forma financial information required by this item is not being filed herewith. To the extent such information is required by this item, it will be filed with the SEC by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit No.	Description

2.1*	Share Sale and Transfer Agreement, dated June 16, 2017, by and among PerkinElmer, Inc., Prof. Dr. Winfried Stöcker and Stöcker Vermögensverwaltungsgesellschaft mbH & Co. KG. (incorporated herein by reference to Exhibit 2.2 to PerkinElmer, Inc.’s Quarterly Report on Form 10-Q filed with the SEC on August 8, 2017 (File No. 001-05075))

* The exhibits and schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish copies of any such exhibits or schedules to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERKINELMER, INC.

Date: December 20, 2017	By:	/s/ Joel S. Goldberg
	Name:	Joel S. Goldberg
	Title:	Senior Vice President, Administration, General Counsel and Secretary